UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 7, 2011

VOYAGER OIL & GAS, INC.

(formerly known as ante4, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2812 1st Ave N, Suite 506
Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4902

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2011, the Board of Directors (the “Board”) of Voyager Oil & Gas, Inc. (the “Company”) elected Mitchell R. Thompson to serve on the Company’s Board.

Mr. Thompson, 29, was the Chief Financial Officer of Plains Energy Investments, Inc., the predecessor company to the Company, since December 1, 2009 and has been the Company’s Chief Financial Officer since April 16, 2010.  From November 2008 to December 1, 2009, Mr.  Thompson was with Anderson ZurMuehlen & Co. in Billings, Montana where he was an assurance manager. From September 2004 to November 2008, Mr. Thompson held positions as a senior associate with Grant Thornton LLP in Minneapolis.  Mr. Thompson has been a licensed CPA since 2006.  Mr. Thompson holds a B.S. and master’s degree in accounting from Montana State University.

Mr. Thompson was not appointed to serve on any committee of the Board at this time.  Mr. Thompson was not named as a director pursuant to any arrangement or understanding with any third person.  There is not currently, nor has there been in the past, any transaction with the Company or any of its affiliates in which Mr. Thompson has or had a direct or an indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2011

VOYAGER OIL & GAS, INC.

/s/ James Russell (J.R.) Reger
James Russell (J.R.) Reger
Chief Executive Officer